Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of CenterPoint Energy, Inc. (CenterPoint Energy) and Vectren Corporation (Vectren). The following pro forma financial statements should be read in conjunction with:

•	the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•

the consolidated financial statements of CenterPoint Energy as of and for the year ended December 31, 2017, included in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (SEC) on February 22, 2018;

•

the unaudited consolidated financial statements of CenterPoint Energy as of and for the six months ended June 30, 2018, included in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on August 3, 2018;

•

the consolidated financial statements of Vectren as of and for the year ended December 31, 2017, attached as Exhibit 99.1 to CenterPoint Energy’s Current Report on Form 8-K filed with the SEC on August 14, 2018; and

•

the unaudited consolidated financial statements of Vectren as of and for the six months ended June 30, 2018, attached as Exhibit 99.2 to CenterPoint Energy’s Current Report on Form 8-K filed with the SEC on August 14, 2018.

On April 21, 2018, CenterPoint Energy entered into an Agreement and Plan of Merger (Merger Agreement), by and among CenterPoint Energy, Vectren and Pacer Merger Sub, Inc., an Indiana corporation and wholly-owned subsidiary of CenterPoint Energy (Merger Sub). Pursuant to the Merger Agreement, on and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Vectren (Vectren Merger), with Vectren continuing as the surviving corporation in the Vectren Merger and becoming a wholly-owned subsidiary of CenterPoint Energy.

The Unaudited Pro Forma Condensed Combined Statements of Income (pro forma statements of income) for the six months ended June 30, 2018, and the year ended December 31, 2017, give effect to the Vectren Merger as if it were completed on January 1, 2017. The Unaudited Pro Forma Condensed Combined Balance Sheet (pro forma balance sheet) as of June 30, 2018, gives effect to the Vectren Merger as if it were completed on June 30, 2018.

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Vectren Merger, (ii) factually supportable and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results following the Vectren Merger.

The Vectren Merger will be accounted for as an acquisition of Vectren common shares by CenterPoint Energy and will follow the acquisition method of accounting for business combinations. The pro forma financial statements reflect an aggregate purchase price of approximately $6.0 billion in cash, based upon the “Merger Consideration” (as defined in the Merger Agreement) of $72.00 per share for each share of common stock of Vectren issued and outstanding immediately prior to close of the Vectren Merger.

CenterPoint Energy has obtained committed financing in the form of a $5.0 billion senior unsecured bridge term loan facility (Bridge Facility) from Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and a syndicate of lenders. Any borrowings under the Bridge Facility would be classified as short-term debt in current liabilities. As a result of the issuance of 800,000 shares of CenterPoint Energy’s Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock) with gross proceeds of $800 million on August 22, 2018, the commitments under the Bridge Facility were reduced to approximately $4.2 billion.

For purposes of the pro forma financial statements, CenterPoint Energy has assumed the receipt of gross proceeds from the following transactions (one of which has been completed) to fund, after payment of issuance costs and discounts, the approximately $6.0 billion cash consideration Vectren Merger purchase price (see Note 3 for further details):

•	$800 million from the issuance of Series A Preferred Stock on August 22, 2018;

•	$750 million from the planned issuance of CenterPoint Energy Series B Mandatory Convertible Preferred Stock (Series B Preferred Stock);

•	$1.5 billion from the planned issuance of CenterPoint Energy common stock (Common Stock);

•	borrowings of approximately $1.0 billion under its existing revolving credit facility (as heretofore amended, the Revolving Credit Facility); and

•	borrowings of $1.95 billion under the Bridge Facility.

However, in lieu of drawing on the Bridge Facility and the Revolving Credit Facility, CenterPoint Energy anticipates financing the portion of the Vectren Merger reflected for those instruments above with debt securities and/or commercial paper, subject to then current market conditions, as well as with cash on hand. CenterPoint Energy’s permanent financing assumptions for debt securities and commercial paper (together, Merger Debt Financings) are detailed in the accompanying notes but are not reflected in the pro forma statements of income or pro forma balance sheet.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read with the pro forma financial statements. Because the pro forma financial statements have been prepared based on preliminary estimates, the total amounts recorded at the date of the Vectren Merger may differ materially from the information presented in the pro forma financial statements. These estimates are subject to change pending further review of the assets acquired and liabilities assumed in the Vectren Merger and the final purchase price of the Vectren Merger.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

CENTERPOINT ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2018

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 4)		CenterPoint Energy Pro Forma
	(In Millions)
Current Assets:
Cash and cash equivalents	$328	$10	—	(a)	$328
			(10	) (g)
Investment in marketable securities	584	—	—		584
Accounts receivable, net	958	232	—		1,190
Accrued unbilled revenues	207	148	—		355
Natural gas and fuel inventory	152	51	—		203
Materials and supplies	192	53	—		245
Non-trading derivative assets	74	—	—		74
Taxes receivable	39	—	—		39
Prepaid expenses and other current assets	167	53	—		220

Total current assets	2,701	547	(10)		3,238

Property, Plant and Equipment, net	13,397	4,923	—		18,320

Other Assets:
Goodwill	867	293	4,156	(b)	5,316
Regulatory assets	2,067	441	(107	) (d)	2,401
Non-trading derivative assets	46	—	—		46
Investment in unconsolidated affiliate	2,451	2	—		2,453
Preferred units – unconsolidated affiliate	363	—	—		363
Intangible assets	69	30	170	(c)	269
Other	147	60	(18	) (h)	233
			(2	) (i)
			46	(g)

Total other assets	6,010	826	4,245		11,081

Total Assets	$22,108	6,296	4,235		32,639

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (continued)

June 30, 2018

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 4)		CenterPoint Energy Pro Forma
	(In Millions)
Current Liabilities:
Short-term borrowings	$—	$248	1,923	(h)	$2,207
			36	(g)
Current portion of VIE Securitization Bonds long-term debt	446	—	—		446
Indexed debt, net	26	—	—		26
Current portion of other long-term debt	50	60	—		110
Indexed debt securities derivative	641	—	—		641
Accounts payable	706	225	43	(e)	1,015
			41	(f)
Taxes accrued	103	45	—		148
Interest accrued	118	19	—		137
Non-trading derivative liabilities	26	—	—		26
Due to ZENS note holders	382	—	—		382
Other	344	167	—		511

Total current liabilities	2,842	764	2,043		5,649

Other Liabilities:
Deferred income taxes, net	3,168	501	15	(j)	3,684
Non-trading derivative liabilities	12	—	—		12
Benefit obligations	723	151	—		874
Regulatory liabilities	2,521	943	—		3,464
Other	412	146	—		558

Total other liabilities	6,836	1,741	15		8,592

Long-term Debt:
VIE Securitization Bonds, net	1,193	—	—		1,193
Other long-term debt, net	6,567	1,929	1,062	(i)	9,558

Total long-term debt, net	7,760	1,929	1,062		10,751

Shareholders’ Equity:
Cumulative preferred stock	—	—	—		—
Series A Preferred Stock	—	—	790	(k)	790
Series B Preferred Stock	—	—	729	(l)	729
Common stock	4	739	(739	) (n)	5
			1	(m)
Additional paid-in-capital	4,215	—	1,457	(m)	5,672
Retained earnings	513	1,124	(1,040	) (n)	513
			(43	) (e)
			(41	) (f)
Accumulated other comprehensive loss	(62)	(1)	1	(n)	(62)

Total shareholders’ equity	4,670	1,862	1,115		7,647

Total Liabilities and Shareholders’ Equity	$22,108	$6,296	$4,235		$32,639

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the Six Months Ended June 30, 2018

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 5)		CenterPoint Energy Pro Forma
	(In Millions, Except Per Common Share Amounts)
Revenues:
Utility revenues	$3,235	$756	$—		$3,991
Non-utility revenues	2,106	547	—		2,653

Total	5,341	1,303	—		6,644

Expenses:
Utility natural gas, fuel and purchased power	825	277	—		1,102
Non-utility cost of revenues, including natural gas	2,063	178	—		2,241
Operation and maintenance	1,147	528	(36	) (e)	1,639
Depreciation and amortization	656	144	10	(b)	810
Taxes other than income taxes	212	36	—		248

Total	4,903	1,163	(26)		6,040

Operating Income	438	140	26		604

Other Income (Expense):
Gain on marketable securities	23	—	—		23
Loss on indexed debt securities	(272)	—	—		(272)
Interest and other finance charges	(169)	(32)	(78	) (a)	(279)
Interest on Securitization Bonds	(30)	—	—		(30)
Equity in earnings of unconsolidated affiliate, net	127	(18)	—		109
Other, net	7	4	—		11

Total	(314)	(46)	(78)		(438)

Income Before Income Taxes	124	94	(52)		166
Income tax expense (benefit)	34	8	(12	) (f)	30

Net Income	90	86	(40)		136
Series A Preferred Stock dividend	—	—	25	(c)	25
Series B Preferred Stock dividend	—	—	26	(d)	26

Earnings available to common shareholders	$90	$86	$(91)		$85

Basic Earnings Per Common Share	$0.21				$0.18

Diluted Earnings Per Common Share	$0.21				$0.18

Weighted Average Common Shares Outstanding, Basic	431		54	(g)	485

Weighted Average Common Shares Outstanding, Diluted	434		54	(g)	488

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2017

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 5)		CenterPoint Energy Pro Forma
	(In Millions, Except Per Common Share Amounts)
Revenues:
Utility revenues	$5,603	$1,382	$—		$6,985
Non-utility revenues	4,011	1,275	—		5,286

Total	9,614	2,657	—		12,271

Expenses:
Utility natural gas, fuel and purchased power	1,109	444	—		1,553
Non-utility cost of revenues, including natural gas	3,785	444	—		4,229
Operation and maintenance	2,221	1,116	—		3,337
Depreciation and amortization	1,036	276	17	(b)	1,329
Taxes other than income taxes	391	59	—		450

Total	8,542	2,339	17		10,898

Operating Income	1,072	318	(17)		1,373

Other Income (Expense):
Gain on marketable securities	7	—	—		7
Loss on indexed debt securities	49	—	—		49
Interest and other finance charges	(313)	(62)	(168	) (a)	(543)
Interest on Securitization Bonds	(77)	—	—		(77)
Equity in earnings of unconsolidated affiliate, net	265	(1)	—		264
Other, net	60	7	—		67

Total	(9)	(56)	(168)		(233)

Income Before Income Taxes	1,063	262	(185)		1,140
Income tax expense (benefit)	(729)	46	(70	) (f)	(753)

Net Income	1,792	216	(115)		1,893
Series A Preferred Stock dividend	—	—	49	(c)	49
Series B Preferred Stock dividend	—	—	53	(d)	53

Earnings available to common shareholders	$1,792	$216	$(217)		$1,791

Basic Earnings Per Common Share	$4.16				$3.69

Diluted Earnings Per Common Share	$4.13				$3.58

Weighted Average Common Shares Outstanding, Basic	431		54	(g)	485

Weighted Average Common Shares Outstanding, Diluted	434		81	(g)	515

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)	Basis of presentation

The pro forma statements of income for the six months ended June 30, 2018, and the year ended December 31, 2017, give effect to the Vectren Merger as if it were completed on January 1, 2017. The pro forma balance sheet as of June 30, 2018, gives effect to the Vectren Merger as if it were completed on June 30, 2018.

The pro forma financial statements have been derived from the historical consolidated financial statements of CenterPoint Energy and Vectren. Certain financial statement line items included in Vectren’s historical presentation have been reclassified to conform to corresponding financial statement line items included in CenterPoint Energy’s historical presentation (see Note 6). These reclassifications have no material impact on the historical operating income, net income, total assets, total liabilities or shareholders’ equity reported by CenterPoint Energy or Vectren. The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Vectren Merger, (ii) factually supportable and (iii) with respect to the pro forma statements of income, expected to have a continuing impact on the combined results following the Vectren Merger.

Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the Vectren Merger may differ materially from the information presented. These estimates are subject to change pending further review.

The Vectren Merger is reflected in the pro forma financial statements as an acquisition of Vectren by CenterPoint Energy, based on the guidance provided by accounting standards for business combinations. Under these accounting standards, the total estimated purchase price is allocated as described in Note 2 to the pro forma financial statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value.

Vectren’s regulated operations are comprised of electric generation and electric and natural gas energy delivery services. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the Indiana Utility Regulatory Commission and the Public Utilities Commission of Ohio, and are accounted for pursuant to U.S. generally accepted accounting principles, including the accounting guidance for regulated operations. The rate-setting and cost-recovery provisions currently in place for Vectren’s regulated operations provide revenues derived from costs including a return on investment of assets and liabilities included in rate base. Thus, the fair values of Vectren’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma financial statements do not reflect any net adjustments related to these amounts. Therefore, the excess purchase price over carrying value of net assets attributable to regulated operations is estimated to be comprised entirely of goodwill. The carrying values of Vectren’s non-regulated property, plant and equipment, which consists primarily of vehicles and equipment, and long-term debt, including the elimination of debt issuance costs, as of June 30, 2018, were reviewed and determined to approximate fair value; therefore, no fair value adjustment was reflected in the pro forma financial statements related to these balances.

The accounting policies used in the preparation of the pro forma financial statements are those described in CenterPoint Energy’s audited consolidated financial statements as of and for the year ended December 31, 2017. CenterPoint Energy performed a preliminary review of Vectren’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the pro forma financial statements. At this time, CenterPoint Energy is not aware of any differences that would have a material effect on the pro forma financial statements, including any differences in the timing of adoption of new accounting standards, except for certain amounts that have been reclassified to conform to CenterPoint Energy’s financial statement presentation (see Note 6). Upon completion of the Vectren Merger, or as more information becomes available, CenterPoint Energy will perform a more detailed review of Vectren’s accounting policies. As a result of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements. The 2017 historical statements of income for CenterPoint Energy and Vectren do not reflect new accounting standards retrospectively adopted on January 1, 2018.

CenterPoint Energy reviewed the historical financial information for intercompany transactions and found no eliminations were necessary. Transaction costs recorded in the historical income statement have been excluded from the pro forma statements of income as they reflect nonrecurring charges directly related to the Vectren Merger. However, the transaction costs not recorded in the historical balance sheet are reflected in the pro forma balance sheet as an increase in other current liabilities and a decrease in retained earnings.

The pro forma financial statements do not reflect the realization of any expected cost savings or other synergies from the Vectren Merger as a result of restructuring activities following the completion of the Vectren Merger. Certain of Vectren employment agreements contain severance or other termination arrangements; however, the pro forma financial statements do not reflect any such payments under these arrangements as employment decisions have not been finalized.

(2)	Estimated Purchase Price Consideration and Preliminary Purchase Price Allocation

The estimated purchase price consideration of approximately $6.0 billion is based on the cash price of $72.00 per outstanding share of common stock of Vectren. The value of the purchase price consideration could change based on the actual number of shares of common stock of Vectren issued and outstanding immediately prior to the Vectren Merger.

Vectren common shares outstanding as of June 30, 2018	83,080,695
Cash consideration per Vectren common share	$72.00

Total estimated cash consideration to be paid (in millions)	$5,982

CenterPoint Energy has performed a preliminary valuation analysis of the fair market value of Vectren’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in millions):

Current assets	$537
Property, plant and equipment, net	4,923
Identifiable intangibles	200
Regulatory assets	334
Other assets	108

Total assets acquired	6,102

Current liabilities	884
Other liabilities	1,756
Long-term debt	1,929

Total liabilities assumed	4,569

Net assets acquired	1,533
Goodwill	4,449

Total purchase price consideration	$5,982

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and pro forma statements of income. CenterPoint Energy has not completed a final valuation analysis necessary to determine the fair market values of all of Vectren’s assets and liabilities or the allocation of its purchase price. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments and, as such, no assurances can be provided regarding the preliminary purchase accounting. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets and goodwill, and (3) other changes to assets and liabilities.

(3)	Financing Transactions

CenterPoint Energy sometimes refers to the planned issuance of its Common Stock and Series B Preferred Stock, together with its completed issuance of the Series A Preferred Stock, as its Merger Equity Financings. CenterPoint Energy sometimes refers to the planned issuance of debt securities and commercial paper as its Merger Debt Financings. The actual size and terms of, and amounts of proceeds CenterPoint Energy receives from, its respective Merger Equity Financings and Merger Debt Financings (collectively, Merger Financings) will depend on, among other things, market conditions at the time of each Merger Financing and such other factors as CenterPoint Energy deems relevant and may differ, perhaps substantially, from the size, terms and amounts CenterPoint Energy has assumed in this Note 3 to the pro forma financial statements.

For purposes of the pro forma financial statements, CenterPoint Energy has assumed the receipt of gross proceeds from the following transactions (one of which has been completed) to fund, after payment of issuance costs and discounts, the approximately $6.0 billion cash consideration Vectren Merger purchase price further described below:

•	$800 million from the issuance of Series A Preferred Stock on August 22, 2018;

•	$750 million from the planned issuance of Series B Preferred Stock;

•	$1.5 billion from the planned issuance of Common Stock;

•	borrowings of approximately $1.0 billion under the Revolving Credit Facility; and

•	borrowings of $1.95 billion under the Bridge Facility.

However, in lieu of drawing on the Bridge Facility and the Revolving Credit Facility, CenterPoint Energy anticipates financing the portion of the Vectren Merger reflected for those instruments above with its Merger Debt Financings, subject to then current market conditions, as well as with cash on hand. CenterPoint Energy’s permanent financing assumptions for its Merger Debt Financings are detailed below but are not reflected in the pro forma statements of income or pro forma balance sheet.

CenterPoint Energy obtained commitments by lenders for a $5.0 billion, 364-day Bridge Facility to provide flexibility for the timing of the acquisition financing and fund, in part, amounts payable by CenterPoint Energy in connection with the Vectren Merger. As a result of the issuance of 800,000 shares of CenterPoint Energy’s Series A Preferred Stock with gross proceeds of $800 million on August 22, 2018, the commitments under the Bridge Facility were reduced to approximately $4.2 billion. For purposes of the pro forma financial statements, CenterPoint Energy’s assumed borrowings under the Bridge Facility were reduced to $1.95 billion due to its Merger Equity Financings. For purposes of the pro forma financial statements, CenterPoint Energy has assumed a weighted-average interest rate of 5.4%, which includes duration and drawn fees on the $1.95 billion Bridge Facility borrowings. Drawn fees are estimated based on current 1-month LIBOR of 2.17% as of September 19, 2018, plus applicable margin under the Bridge Facility agreements. The Bridge Facility bears interest at an annual rate equal to LIBOR plus a margin ranging from 1.0% to 2.0%, depending on CenterPoint Energy’s credit rating, subject to an increase of 0.25% for each 90 days that elapse after the closing of the Vectren Merger. Assuming CenterPoint Energy’s current credit ratings, the applicable margin increases 0.25% each 90 days after the closing of the Vectren Merger, from 1.25% to a maximum of 2.00%. Upon execution of the Bridge Facility, CenterPoint Energy deferred debt issuance costs of $25 million in other assets, of which $7 million was amortized as debt issuance expense in the historical financial statements as of and for the six months ended June 30, 2018.

On August 22, 2018, CenterPoint Energy completed the issuance of 800,000 shares of its Series A Preferred Stock for $790 million, net of $10 million of issuance costs and discounts, with an aggregate liquidation value of $800 million. The Series A Preferred Stock accrue dividends in cash, calculated as a percentage of the aggregate liquidation value, at a fixed annual rate of 6.125% per annum to, but excluding, September 1, 2023, and at an annual rate of 3-month LIBOR plus a spread of 3.270% thereafter.

For purposes of the pro forma financial statements, CenterPoint Energy has presented its planned issuance of 750,000 shares of its Series B Preferred Stock for $729 million, net of $21 million of issuance costs and discounts, with an aggregate liquidation value of $750 million and a per share liquidation value of $1,000. Each share of Series B Preferred Stock will be represented by 20 depositary shares offered and sold to the public. At the mandatory conversion date, each outstanding share of Series B Preferred Stock will be converted into a variable number of shares of Common Stock, depending on the preceding 20-day volume-weighted-average-price of Common Stock and subject to possible adjustment pursuant to the terms of the Series B Preferred Stock. CenterPoint Energy may pay dividends on the Series B Preferred Stock in cash or shares of Common Stock, calculated as a percentage of the aggregate liquidation value, at an assumed rate of 7.00% per annum. This assumed dividend rate is based on current market conditions. The actual terms, including but not limited to, dividend rate, shares issued (including as a result of any exercise of the underwriters’ option) and conversion rate, on the Series B Preferred Stock at the time of issuance may differ, perhaps substantially, from the assumptions CenterPoint Energy has applied in these pro forma financial statements.

Additionally, for purposes of the pro forma financial statements, CenterPoint Energy has presented its planned issuance of 54 million shares of its Common Stock for $1.458 billion, net of $42 million of issuance costs and discounts, with an aggregate value of $1.5 billion, and that those shares will be issued at an assumed public offering price of $27.91 per share. This assumed issuance price is based on the closing price of Common Stock as traded on the New York Stock Exchange on September 19, 2018. The actual terms, including but not limited to, issuance price or shares issued (including as a result of any exercise of the underwriters’ option), of the Common Stock at the time it is issued may differ, perhaps substantially, from the assumptions CenterPoint Energy has applied in these pro forma financial statements.

In May 2018, CenterPoint Energy entered into an amendment to its Revolving Credit Facility that will increase the aggregate commitments from $1.7 billion to $3.3 billion effective the earlier of (i) the termination of all commitments by certain lenders to provide the Bridge Facility and (ii) the payment in full of all obligations (other than contingent obligations) under the Bridge Facility and termination of all commitments to advance additional credit thereunder, and in each case, so long as the Merger Agreement has not been terminated pursuant to the terms thereof without consummation of the Vectren Merger. For purposes of the pro forma financial statements, CenterPoint Energy has assumed the balance of the purchase price consideration will be met by borrowings of approximately $1.064 billion under the Revolving Credit Facility at a weighted-average interest rate of 3.7%. Interest expense reflected in the pro forma financial statements includes arranger and commitments fees, as well as estimated interest on drawn amounts based on current 1-month LIBOR of 2.17% as of September 19, 2018, plus applicable rate under the Revolving Credit Facility, assuming current CenterPoint Energy Inc. issuer credit ratings.

In lieu of borrowings under the Bridge Facility and the Revolving Credit Facility, CenterPoint Energy intends to consummate its Merger Debt Financings aggregating approximately $2.95 billion, net of issuance costs of $20 million, with an assumed weighted-average interest rate (including the index rate plus a credit spread) of 4.00% per annum. This assumed rate is based on borrowing costs for debt securities and commercial paper under current market conditions, presently expected to range from approximately 2.30% for commercial paper to up to 4.65% for senior notes. The actual interest rate and original issue discount on the Merger Debt Financings will be based on market conditions at the time the commercial paper and senior notes are issued and may differ, perhaps substantially, from the rate and discount assumed for purposes of the pro forma financial statements. Furthermore, any cash on hand may be used to reduce the Merger Debt Financings incurred to finance the Vectren Merger.

Because the Merger Debt Financings are contemplated to take place in the future, the pro forma financial statements were prepared in accordance with the accounting rules assuming that the purchase price in excess of the Merger Equity Financings will be financed from drawings under the Bridge Facility and under the Revolving Credit Facility. However, CenterPoint Energy currently does not intend to draw on the Bridge Facility or its Revolving Credit Facility but rather intends to fund the portion of the Vectren Merger purchase price reflected for those instruments with proceeds received through the Merger Debt Financings and cash on hand, although there is no guarantee that CenterPoint Energy will be able to consummate the Merger Debt Financings as planned or at all.

(4)	Adjustments to Pro Forma Balance Sheet

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The following adjustments have been reflected in the pro forma balance sheet:

(a)

Cash and cash equivalents. Reflects pro forma adjustment to cash and cash equivalents related to the debt and equity financing planned by CenterPoint Energy and cash on hand to be used to fund the estimated Vectren Merger purchase price consideration.

	(in millions)	Reference Note
Proceeds from the issuance of Series A Preferred Stock, net	$790	Note 4	(k)
Proceeds from the issuance of Series B Preferred Stock, net	729	Note 4	(l)
Proceeds from the issuance of Common Stock, net	1,458	Note 4	(m)
Borrowings under the Bridge Facility, net	1,941	Note 4	(h)
Borrowings under the Revolving Credit Facility	1,064	Note 4	(i)
Estimated Vectren Merger purchase price consideration	(5,982)	Note 2

Net adjustment to cash and cash equivalents	$—

(b)

Goodwill. Reflects the elimination of Vectren’s historical goodwill and the preliminary estimated goodwill resulting from the purchase price consideration in excess of the fair value of the net assets acquired in connection with the Vectren Merger.

(in millions)
Elimination of Vectren’s existing goodwill	$(293)
Preliminary estimated goodwill resulting from Vectren Merger	4,449

Net adjustment to goodwill	$4,156

(c)	Intangible assets. Reflects the preliminary purchase accounting adjustment for estimated intangible assets based on the acquisition method of accounting.

	Estimated Useful Lives
	(in years)	(in millions)
Elimination of Vectren’s existing intangible assets		$(30)
Preliminary operation and maintenance agreements	8-12	49
Preliminary backlog	1-2	78
Preliminary customer relationships	3-5	73

Net adjustment to intangible assets (1)		$170

(1)

Reflects the adjustment to increase the basis in intangible assets to estimated fair value. The estimated fair value is expected to be amortized over the estimated useful lives. The fair value and useful life calculations are preliminary and subject to change.

(d)	Regulatory assets. Reflects the preliminary purchase accounting adjustment for regulatory assets not earning a return based on the acquisition method of accounting.

	Estimated Useful Lives
	(in years)	(in millions)
Elimination of Vectren’s regulatory assets not earning a return (1)		$(287)
Preliminary valuation of Vectren’s regulatory assets not earning a return	3-34	180

Net adjustment to regulatory assets (2)		$(107)

(1)	Vectren’s historical balance sheet as of June 30, 2018, reflects regulatory assets of $441 million, of which $287 million are not earning a return.
(2)	The valuation and useful life calculations are preliminary and subject to change.

(e)

Transaction costs. Reflects the accrual of estimated Vectren Merger transaction costs of $43 million consisting of fees related to advisory services to be paid by Vectren upon closing of the Vectren Merger, all of which are directly attributable to the Vectren Merger and not recorded in the historical balance sheet. These costs have not been reflected on the pro forma statements of income as they will not have an ongoing impact on the results of the combined company.

(f)

Stock-based compensation. Reflects the vesting and cash out of $41 million in the unvested stock units and performance units of Vectren (at target), inclusive of unpaid dividends, held by Vectren’s employees and non-employee directors upon closing of the Vectren Merger, approximating 568,371 units, inclusive of units for unpaid dividends, at $72.00 per unit. Pursuant to the Merger Agreement, the performance units will vest at the greater of target or actual results; accordingly, the value of these payments could be greater than the amount reflected in the adjustment. These costs have not been reflected on the pro forma statements of income as they will not have an ongoing impact on the results of the combined company.

(g)

Deferred compensation. Reflects the funding of the trusts underlying Vectren’s two unfunded nonqualified deferred compensation plans and one unfunded supplemental executive retirement plan totaling $46 million that will be contributed by Vectren immediately prior to closing of the Vectren Merger. Trust funding requirements in excess of cash on hand immediately prior to closing of the Vectren Merger will be financed with Vectren’s short-term borrowings. Certain benefit payments under the plans will be payable from the trust within 60 days upon closing of the Vectren Merger.

(h)	Short-term debt. Reflects borrowings under the Bridge Facility to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from borrowings under the Bridge Facility	$1,950
Debt issuance costs	(9)

Net proceeds from borrowings under the Bridge Facility	1,941
Reclassify debt issuance costs recorded in historical balance sheet (1)	(18)

Net adjustment to short-term debt	$1,923

(1)	Recorded in Other assets in CenterPoint Energy’s historical balance sheet as there were no outstanding borrowings under the Bridge Facility as of June 30, 2018.

(i)	Long-term debt. Reflects borrowings under the Revolving Credit Facility to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from borrowings under the Revolving Credit Facility	$1,064
Reclassify debt issuance costs recorded in historical balance sheet (1)	(2)

Net adjustment to long-term debt	$1,062

(1)	Recorded in Other assets in CenterPoint Energy’s historical balance sheet as there were no outstanding borrowings under the Revolving Credit Facility as of June 30, 2018.

(j)

Deferred income taxes. Reflects additional estimated deferred income taxes attributable to the fair value adjustments of the acquired assets and liabilities, excluding goodwill. Adjustment is based on the combined company’s estimated post-Vectren Merger composite statutory tax rate of 24% as of June 30, 2018. The assumed statutory tax rate does not take into account any possible future tax events that may impact the combined company.

(in millions)
Elimination of Vectren’s deferred tax liability	$(501)
Deferred tax liability - fair value	516

Net adjustment to deferred tax liability	$15

(k)	Series A Preferred Stock. Reflects the issuance of Series A Preferred Stock on August 22, 2018 to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from issuance of Series A Preferred Stock	$800
Series A Preferred Stock issuance costs and discounts	(10)

Net adjustment to Series A Preferred Stock	$790

(l)	Series B Preferred Stock. Reflects the planned issuance of Series B Preferred Stock to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from issuance of Series B Preferred Stock	$750
Series B Preferred Stock issuance costs and discounts	(21)

Net adjustment to Series B Preferred Stock	$729

In addition, if the underwriters exercise in full their option to purchase an additional 2.25 million depositary shares representing Series B Preferred Stock, it would result in an additional $113 million of proceeds, subject to issuance costs and discounts. However, no such exercise is reflected in these pro forma financial statements.

(m)	Common Stock. Reflects the planned issuance of Common Stock to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from issuance of Common Stock	$1,500
Common Stock issuance costs and discounts	(42)

Net adjustment to common stock and additional paid-in-capital (1)	$1,458

(1)

The adjustment to record the issuance of Common Stock reflects approximately 54 million shares of Common Stock at par value of $0.01 per share or $1 million to Common stock and $1,457 million to Additional paid-in-capital on the pro forma balance sheet.

In addition, if the underwriters exercise in full their option to purchase an additional 8.1 million shares of Common Stock, it would result in an additional $225 million of proceeds, subject to issuance costs and discounts. However, no such exercise is reflected in these pro forma financial statements.

(n)	Equity. Reflects the elimination of Vectren’s historical equity balances, inclusive of pro forma adjustments to retained earnings recorded by Vectren prior to the close of the Vectren Merger.

(in millions)
Elimination of Vectren’s historical common stock	$(739)

Elimination of Vectren’s historical retained earnings	(1,124)
Elimination of impact to retained earnings of pro forma adjustment Note 4(e)	43
Elimination of impact to retained earnings of pro forma adjustment Note 4(f)	41

Net adjustment to retained earnings	(1,040)

Elimination of Vectren’s historical accumulated comprehensive loss	1

Net adjustment to shareholders’ equity	$(1,778)

(5)	Adjustments to Pro Forma Statements of Income and Earnings Per Share

(a)	Interest and other finance charges. Reflects additional interest expense and amortization of debt issuance costs related to the planned financing transactions described in Note 3 above.

	Six months ended June 30, 2018	Year ended December 31, 2017
	(in millions)
Estimated interest expense related to the Bridge Facility (1)	$(53)	$(105)
Amortization of Bridge Facility debt issuance costs (2)	(11)	(23)
Elimination of CenterPoint Energy’s historical amortization of Bridge Facility fees (3)	7	—
Estimated interest expense related to the Revolving Credit Facility (4)	(20)	(39)
Amortization of Revolving Credit Facility issuance costs (2)	(1)	(1)

Net adjustments to interest and other finance charges	$(78)	$(168)

(1)

An increase or decrease of one-eighth percent to the assumed interest rate would increase or decrease interest expense by approximately $1 million for the six months ended June 30, 2018, and by approximately $2 million for the year ended December 31, 2017.

(2)	Reflects total debt issuance costs of $34 million and $2 million on the Bridge Facility and the Revolving Credit Facility, respectively, amortized on a straight-line basis over 18 months.
(3)	No Bridge Facility fees were incurred by CenterPoint Energy during the year ended December 31, 2017; therefore, no historical amortization of Bridge Facility fees needs to be eliminated.
(4)

An increase or decrease of one-eighth percent to the assumed interest rate would increase or decrease interest expense by less than $1 million for the six months ended June 30, 2018, and by approximately $1 million for the year ended December 31, 2017.

(b)

Depreciation and amortization. Reflects the amortization expense (benefit) related to the preliminary purchase accounting adjustments for estimated intangible assets and regulatory assets not earning a return, calculated on a straight-line basis over the estimated weighted average useful lives.

	Weighted Average Useful Lives	Six months ended June 30, 2018	Year ended December 31, 2017
	(in years)	(in millions)
Eliminate Vectren’s historical amortization of intangible assets		$(1)	$(3)
Operation and maintenance agreements	9	3	5
Backlog (1)	1	—	—
Customer relationships	3	12	24
Regulatory assets not earning a return	12	(4)	(9)

Net adjustment to depreciation and amortization		$10	$17

(1)

Amortization expense related to backlog amounts has not been included as the weighted average useful life has been estimated at one year and therefore will not have a continuing impact on the combined results.

(c)

Series A Preferred Stock dividends. Reflects the accumulated dividends from the issuance of the Series A Preferred Stock of $25 million and $49 million for the six months ended June 30, 2018, and the year ended December 31, 2017, respectively.

(d)

Series B Preferred Stock dividends. Reflects the accumulated dividends from the planned issuance of the Series B Preferred Stock of $26 million and $53 million for the six months ended June 30, 2018, and the year ended December 31, 2017, respectively. A change of 1% in the dividend rate of the $750 million of Series B Preferred Stock would increase or decrease the annual dividend amount by approximately $8 million.

(e)

Transaction costs. Reflects the elimination of non-recurring transaction costs of $26 million and $10 million related to the Vectren Merger incurred by CenterPoint Energy and Vectren, respectively, and included in the historical income statements for the six months ended June 30, 2018. No such amounts were incurred by CenterPoint Energy or Vectren during the twelve months ended December 31, 2017.

(f)

Income tax expense. Reflects the income tax effects of the pro forma adjustments calculated using the combined company’s estimated statutory income tax rates of 24% and 38% for the six months ended June 30, 2018, and for the year ended December 31, 2017, respectively. The assumed statutory tax rates do not take into account any possible future tax events that may impact the combined company.

(g)

Earnings per common share. The following table provides the pro forma weighted average number of basic and diluted common shares outstanding for the six months ended June 30, 2018, and the year ended December 31, 2017. Diluted shares outstanding include potential dilution of common stock equivalent shares that may occur if securities to issue common stock were exercised or converted into Common Stock. Diluted earnings per common share applies the if-converted method by adjusting for the more dilutive effect of the Series B Preferred Stock as a result of either its accumulated dividend for the period in the numerator or the assumed-converted common share equivalent in the denominator. No adjustment for the shares issuable on conversion is reflected in the computation of the pro forma diluted earnings per common share for the six months ended June 30, 2018, because the assumed conversion of those shares would be anti-dilutive.

	Six months ended June 30, 2018	Year ended December 31, 2017
	(in millions, except per share amounts)
Numerator:
Pro forma earnings available to common shareholders - basic	$85	$1,791
Add back: Series B Preferred Stock dividend (2)	—	53

Pro forma earnings available to common shareholders - diluted	$85	$1,844

Denominator:
Basic:
As reported weighted average common shares outstanding	431	431
Common Stock assumed issued (1)	54	54

Pro forma weighted average common shares outstanding	485	485

Diluted:
As reported weighted average common shares outstanding	434	434
Common Stock assumed issued (1)	54	54
Series B Preferred Stock assumed converted (2)	—	27

Pro forma weighted average common shares outstanding	488	515

Earnings per common share:
Pro forma basic earnings per common share	$0.18	$3.69
Pro forma diluted earnings per common share	$0.18	$3.58

(1)

CenterPoint Energy has assumed a public offering price of $27.91 per share of its Common Stock as described in Note 3. A $100 million increase (decrease) in the assumed gross proceeds from the issuance of Common Stock would cause the pro forma basic and diluted earnings per common share to (decrease) increase, respectively, by less than $0.01 for the six months ended June 30, 2018, and would cause the pro forma basic and diluted earnings per common share to (decrease) increase, respectively, by approximately $0.03 for the year ended December 31, 2017, assuming no change in the assumed public offering price per share.

(2)

CenterPoint Energy has assumed that the conversion of the Series B Preferred Stock would result in the issuance of 27 million shares of Common Stock and that the aggregate liquidation value of the Series B Preferred Stock issued is $750 million. Notwithstanding any other potential adjustments pursuant to the terms of the Series B Preferred Stock, if the market price of Common Stock at the mandatory conversion date of the Series B Preferred Stock is above its initial price, the conversion rate of shares of Common Stock per share of Series B Preferred Stock will be lower, but no lower than the minimum conversion rate described in the terms of the Series B Preferred Stock. Notwithstanding any other potential adjustments pursuant to the terms of the Series B Preferred Stock, if the market price of Common Stock at the mandatory conversion date of the Series B Preferred Stock is equal to or less than the initial price, the conversion of the Series B Preferred Stock would result in no more than the 27 million shares of Common Stock assumed issued. A $100 million increase (decrease) in the assumed gross proceeds from the issuance of Series B Preferred Stock would cause the pro forma basic and diluted earnings per common share to (decrease) increase, respectively, by approximately $0.01 for the six months ended June 30, 2018, and would cause the pro forma basic earnings per common share to (decrease) increase, respectively, by approximately $0.01 and diluted earnings per common share to (decrease) increase, respectively, by approximately $0.03 for the year ended December 31, 2017, assuming no change in the assumed public offering price per share.
(3)

A $2.00 per share increase (decrease) to the Common Stock public offering price of $27.91 per share would decrease (increase), respectively, the number of shares of Common Stock issued, which would cause the pro forma basic earnings per common share to (decrease) increase, respectively, by less than $0.01 and would have no impact on the pro forma diluted earnings per share, as the impact would be anti-dilutive, for the six months ended June 30, 2018, and would cause the pro forma basic earnings by common share to (decrease) increase, respectively, by approximately $0.03 and diluted earnings per common share to (decrease) increase, respectively, by approximately $0.04 for the year ended December 31, 2017. The impacts to pro forma earnings per common share reflect sensitivity of the number of basic and diluted shares outstanding to the issuance price on Common Stock and corresponding initial price on Series B Preferred Stock. No assumption was made to reflect any difference in diluted shares that may arise from changes to the Common Stock price subsequent to the issuance of the Series B Preferred Stock.

The gross proceeds (before issuance costs and discounts) CenterPoint Energy receives from the planned issuance of Common Stock and Series B Preferred Stock will likely differ, perhaps materially, from the respective amounts CenterPoint Energy has assumed for purposes of the pro forma financial statements as described in Note 3 above. To the extent that the gross proceeds CenterPoint Energy receives from the issuance of Common Stock or Series B Preferred Stock are less than or more than the amount assumed in the pro forma financial statements, the shortfall or excess will be financed by a corresponding increase or decrease in the gross proceeds from the Merger Debt Financings or cash on hand.

(6)	Reclassification Adjustments

CenterPoint Energy has completed a preliminary review of the financial statement presentation of Vectren for purposes of the unaudited pro forma condensed combined financial statements. During this review, the following financial statement reclassifications were performed in order to align the presentation of Vectren’s financial information with that of CenterPoint Energy:

	As of June 30, 2018
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted	CenterPoint Energy Line Item
	(in millions)
Current Assets:				Current Assets:
Cash and cash equivalents	$10	$—	$10	Cash and cash equivalents
Accounts receivable, less reserves	232	—	232	Accounts receivable, less bad debt reserve
Accrued unbilled revenues	148	—	148	Accrued unbilled revenues
Inventories	104	(53)	51	Natural gas and fuel inventory
		53	53	Materials and supplies
Recoverable fuel & natural gas costs	10	(10)	—
Prepaid expenses & other current assets	43	10	53	Prepaid expenses and other current assets

Total current assets	547	—	547	Total current assets

Net utility plant	4,444	479	4,923	Property, Plant and Equipment, net

Other Assets:				Other Assets:
Investment in unconsolidated affiliate	2	—	2	Investment in unconsolidated affiliate
Other utility & corporate investments	45	(45)	—
Other nonutility investments	10	(10)	—
Nonutility plant - net	479	(479)	—
Goodwill	293	—	293	Goodwill
Regulatory assets	441	—	441	Regulatory assets
	—	30	30	Intangible assets
Other assets	35	25	60	Other

Total other assets	1,305	(479)	826	Total other assets

Total Assets	$6,296	$—	$6,296	Total Assets

	As of June 30, 2018
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted	CenterPoint Energy Line Item
	(in millions)
Current Liabilities:				Current Liabilities:
Accounts payable	$225	$—	$225	Accounts payable
Accrued liabilities	231	(186)	45	Taxes accrued
		19	19	Interest accrued
		167	167	Other
Short-term borrowings	248	—	248	Short-term borrowings
Current maturities of long-term debt	60	—	60	Current portion of other long-term debt

Total current liabilities	764	—	764	Total current liabilities

Deferred Credits & Other Liabilities:				Other Liabilities:
Deferred income taxes	501	—	501	Deferred income taxes, net
Regulatory liabilities	943	—	943	Regulatory liabilities
Deferred credits & other liabilities	297	(151)	146	Other
		151	151	Benefit obligations

Total other liabilities	1,741	—	1,741	Total other liabilities

Long-term Debt - Net of Current Maturities	1,929	—	1,929	Other long-term debt, net
Common Shareholders’ Equity:				Shareholders’ Equity:
Common stock (no par value)	739	—	739	Common stock
Retained earnings	1,124	—	1,124	Retained earnings
Accumulated other comprehensive loss	(1)	—	(1)	Accumulated other comprehensive loss

Total shareholders’ equity	1,862	—	1,862	Total shareholders’ equity

Total Liabilities and Shareholders’ Equity	$6,296	$—	$6,296	Total Liabilities and Shareholders’ Equity

	Six Months Ended June 30, 2018
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted	CenterPoint Energy Line Item
	(in millions)
Operating Revenues:				Revenues:
Gas utility	$479	$277	$756	Utility revenues
Electric utility	277	(277)	—
Non-utility	547	—	547	Non-utility revenues

Total operating revenues	1,303	—	1,303	Total

Operating Expenses:				Expenses:
Cost of gas sold	187	90	277	Utility natural gas, fuel and purchased power
Cost of fuel & purchased power	90	(90)	—
Cost of nonutility revenues	178	—	178	Non-utility cost of revenues, including natural gas
Other operating	513	15	528	Operation and maintenance
Merger-related	15	(15)	—
Depreciation & amortization	144	—	144	Depreciation and amortization
Taxes other than income taxes	36	—	36	Taxes other than income taxes

Total operating expenses	1,163	—	1,163	Total

Operating Income	140	—	140	Operating Income

Other Income:				Other Income (Expense):
Equity in (losses) of unconsolidated affiliates	(18)	—	(18)	Equity in earnings of unconsolidated affiliate, net
Other income - net	19	(15)	4	Other, net

Total other income	1	(15)	(14)

Interest Expense	47	(15)	32	Interest and other finance charges

Income Before Income Taxes	94	—	94	Income Before Income Taxes
Income taxes	8	—	8	Income tax expense

Net Income and Comprehensive Income	$86	$—	$86	Net Income

	Year Ended December 31, 2017
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted	CenterPoint Energy Line Item
	(in millions)
Operating Revenues:				Revenues:
Gas utility	$813	$569	$1,382	Utility revenues
Electric utility	569	(569)	—
Non-utility	1,275	—	1,275	Non-utility revenues

Total operating revenues	2,657	—	2,657	Total

Operating Expenses:				Expenses:
Cost of gas sold	272	172	444	Utility natural gas, fuel and purchased power
Cost of fuel & purchased power	172	(172)	—
Cost of nonutility revenues	444	—	444	Non-utility cost of revenues, including natural gas
Other operating	1,116	—	1,116	Operation and maintenance
Depreciation & amortization	276	—	276	Depreciation and amortization
Taxes other than income taxes	59	—	59	Taxes other than income taxes

Total operating expenses	2,339	—	2,339	Total

Operating Income	318	—	318	Operating Income

Other Income:				Other Income (Expense):
Equity in (losses) of unconsolidated affiliates	(1)	—	(1)	Equity in earnings of unconsolidated affiliate, net
Other income - net	33	(26)	7	Other, net

Total other income	32	(26)	6

Interest Expense	88	(26)	62	Interest and other finance charges

Income Before Income Taxes	262	—	262	Income Before Income Taxes
Income taxes	46	—	46	Income tax expense

Net Income and Comprehensive Income	$216	$—	$216	Net Income